UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010

CAMPUS CREST COMMUNITIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2100 Rexford Road, Suite 414, Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events
     On November 15, 2010, Campus Crest Communities, Inc., a Maryland corporation (the “Company”), issued a press release announcing that the underwriters of its recently completed initial public offering of common stock have exercised their option to purchase an additional 2,250,000 shares of common stock from the Company to cover over-allotments, raising the total net proceeds to the Company to approximately $352.2 million after deducting the underwriting discount and estimated offering expenses payable by the Company.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 15, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.
Date: November 15, 2010	/s/ Ted W. Rollins
Ted W. Rollins
Co-Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 15, 2010.